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Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186
Trading Symbol: VGZ Toronto and American Stock Exchanges

NEWS

Vista Gold Corp. Reports Progress on Nevada Spin-off Company

Denver, Colorado September 22, 2006 — Vista Gold Corp. (TSX & AMEX: VGZ) is pleased to announce that its Board of Directors, and its Special Committee of independent directors, met today regarding the proposed transaction, previously announced in the Corporation's press release dated July 10, 2006, that would result in the spin-off of the Corporation's Nevada based properties into a new publicly-listed company and the acquisition by that new company of the Nevada based mineral assets of Carl and Janet Pescio (the "Pescios"). The Board approved the arrangement and merger agreement and other matters relating to the transaction. Securityholders of the Corporation will be asked to approve matters relating to the transaction at a meeting currently scheduled for November 15, 2006 (with a record date of October 10, 2006). In addition, the Corporation has confirmed that the name of the new company will be "Allied Nevada Gold Corp.", and announced the hiring of the President and Chief Executive Officer and the appointment of the initial board of directors, for the new company.

Completion of the transaction remains subject to a number of conditions, including receipt of all required court, shareholder, regulatory and third party approvals and certain other customary conditions. These conditions also include the requirement for Vista to complete an equity financing that raises proceeds of not less than US$25 million. The purpose of this funding is to provide the initial funding for Allied Nevada.

Subject to receipt of the required approvals, the transaction is currently expected to close in late November 2006.

If approved by shareholders, court and regulatory authorities, the formation of Allied Nevada will result in a company that controls or has royalty interests in approximately 190,000 acres of prospective patented and unpatented mining claims in known mineralized trends of Nevada, a war chest of funding to advance its exploration and development efforts, and income from advance minimum royalty payments. In addition to holding one of the largest mineral claim land positions in Nevada, Allied Nevada will hold the Hycroft mine, an advanced stage project, and other advanced exploration projects including Wildcat, Maverick Springs and Mountain View.

A highly experienced exploration and management mining team will be assembled under the direction of Mr. Scott Caldwell of Reno, Nevada, who was named President and CEO of the new company. He most recently held the position of Executive Vice President and COO of Kinross Gold Corporation, and also served on the Kinross Board of Directors for a number of years. In this capacity, Mr. Caldwell was a key member of the executive team that was involved in the growth and operating activities of Kinross. Prior to joining Kinross, Mr. Caldwell held various executive and senior management positions in the mining industry, and has extensive mine development, and operating expertise. Most notably, he was involved in the development of the Grasberg and Collahuasi copper projects. He holds a BS degree in Mining Engineering from the University of Arizona.

The proposed members of the board of directors of Allied Nevada include Robert Buchan, Scott Caldwell, W. Durand Eppler, Terry M. Palmer, Carl A. Pescio and Michael B. Richings. All have substantial experience in the mining industry. Initially, the directors are Scott Caldwell, Terry Palmer and Mike Richings. Additional information regarding the proposed board members and their related experience is set out below.

Terry M. Palmer, CPA, was with the major accounting firm of Ernst & Young for 36 years, the last 23 years as a partner. Specializing in mining companies, he was responsible for the accounts of several large mining companies based in Denver. In addition, he has advised clients in business and strategic planning, and merger and acquisition activities. He is a director and Chairman of the audit committee of Apex Silver Mines Limited.

Michael B. Richings was first appointed President and CEO of Vista Gold Corp. in June 1995 and served until he retired in September 2000. He resumed these duties in May 2004 following the sudden death of the then President/CEO. Mr. Richings has been a director of Vista since May 1995. He has held senior operating and development positions, including President of Lac South America, where in addition to responsibility for the El Indio gold mine, he oversaw the development and construction of the El Tambo gold mine. He is a mining engineer with an A.C.S.M. from Camborne School of Mines and M.Sc. from Queens University.

Robert Buchan has had a distinguished career in the mining industry starting in the areas of financial services and merchant banking. In 1993, he initiated the creation of Kinross Gold Corporation, which grew during his tenure to the seventh largest primary producer of gold in the world, with a market capitalization of U.S. $2.5 billion. Mr. Buchan left Kinross in 2005 and joined Quest Capital Corp. as Executive Chairman. He holds a degree in Mining Engineering from Herriot-Watt University in Edinburgh and an MS degree in Mineral Economics from Queen's University in Ontario.

W. Durand Eppler is the Chief Executive Officer of Sierra Partners, LLC, a Denver-based private investment group, and Chief Executive Officer and Director of Coal International Plc, a London Stock Exchange-listed coal mining and investment company. Previously, he served as Vice President of Newmont Mining Corporation from 1995-2004, following a 20-year career in resource banking, principally with the Chemical Banking Corporation in New York. He is a director of Vista Gold Corp. and Augusta Resource Corporation. Mr. Eppler received an MS degree in Mineral Economics from Colorado School of Mines and holds a BA from Middlebury College.

Carl A. Pescio started his career as a geologist with Kennecott Copper Corporation in 1974 and moved to Silver King Mines/Alta Gold Co., ultimately assuming the position of Vice President, Mining and Exploration. Mr. Pescio has mining operations and project development experience. In 1991, he became a prospector/property generator, and since that time, has become one of the largest private mining claim holders in Nevada. Mr. Pescio controls or holds royalty interests in 53 prospective Nevada gold exploration properties, covering approximately 220 square miles, and has joint venture/option agreements with senior, mid-tier and junior companies on 52 of the properties. Mr. Pescio is a director of Tornado Gold International Corp., a gold exploration company.

Mike Richings, Vista President and CEO, commented, "We are very excited for our shareholders to be at this point in time with the possible spin-off of a pure Nevada, pure gold play. The addition of Scott Caldwell as President of the new company, Allied Nevada Gold Corp., and the ongoing formation of its board of directors with their varied skills and experience in the mining industry is a big step forward for the new company. We look forward to exciting times ahead as Allied Nevada Gold Corp., with its anticipated large, prospective land package, moves into exploration, development and possibly gold production during a time of heightened interest in the gold industry in Nevada, which is widely recognized as the best place in the world to explore for and to mine gold."

Vista Gold Corp., based in Littleton, Colorado, evaluates and acquires gold projects with defined gold resources. Additional exploration and technical studies are undertaken to maximize the value of the projects for eventual development. The Corporation's holdings include the Maverick Springs, Mountain View, Hasbrouck, Three Hills, Wildcat projects, the F.W. Lewis, Inc. properties and the Hycroft mine, all in Nevada, the Long Valley project in California, the Yellow Pine project in Idaho, the Paredones Amarillos and Guadalupe de los Reyes projects in Mexico, the Amayapampa project in Bolivia, the Awak Mas project in Indonesia, and the Mt. Todd project in Australia.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as future business strategy, competitive strengths, goals, expansion and growth of Vista's or Allied Nevada's businesses, operations, plans and other such matters are forward-looking statements. When used in this press release, the words "estimate", "plan", "anticipate", "expect", "intend", "believe" and similar expressions are intended to identify forward-looking statements. The statements made in this press release about the anticipated impact the contemplated transaction described herein may have on the operations of Vista or Allied Nevada, as well as the benefits expected to result from the contemplated transaction, are forward-looking statements. Other forward-looking statements include but are not limited to those with respect to future financings, reserve and resource estimates and production costs. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista and Allied Nevada, including anticipated consequences of the contemplated transaction described herein, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks that Vista's or Allied Nevada's acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista's or Allied Nevada's operations of environmental regulations in the countries in which they operate; risks due to legal proceedings; uncertainty of being able to raise capital on favorable terms or at all; and risks that may affect Vista's ability to complete the proposed spin-off transaction including risks that Vista may be unable to obtain required securityholder, court or third party approvals; as well as those factors discussed in Vista's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Greg Marlier at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.

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  Exhibit 99.1